# SHARE SALE AND PURCHASE AGREEMENT

This Agreement is dated the 24th day of August, 2011.

**BETWEEN:** **rivusTV Ltd** (the "First Party"), a company organized and existing under the laws of Victoria, Australia, with its head office located at:

Suite 709, 198 Harbour Esplanade Docklands Victoria 3008 Australia

**AND:** **30DC Inc** (the "Second Party"), a company organized and existing under the laws of Maryland, USA, with its head office located at:

80 Broad Street, 5th Floor New York NY 10004 USA

WHEREAS rivusTV Ltd is a company incorporated under the laws of Victoria, Australia;

WHEREAS the authorized capital of rivusTV Ltd consists of 6,943,724 Ordinary shares currently on issue;

WHEREAS 30DC Inc wishes to purchase all of the issued shares of every class of rivusTV Ltd's capital:

IN CONSIDERATION of the mutual covenants in this Agreement, and of other consideration (the receipt and sufficiency of which are acknowledged by each of 30DC Inc and rivusTV Ltd) they agree as follows.

## 1. INTERPRETATION

### 1.1. Definitions

In this Agreement,

"Accounts Receivable & Payable (30DC Inc)" means all accounts receivable of 30DC Inc at the Closing Time;

"Accounts Receivable & Payable (rivusTV Ltd)" means all accounts receivable of rivusTV Ltd at the Closing Time;

"Accounting Records" means all of the books of account, accounting records and other financial data and information of rivusTV Ltd relating to the Business, including copies of filed Tax Returns and tax assessment notices for each of the fiscal years of rivusTV Ltd commencing on or after 1 July 2009;

"Adjusted Total Shares (30DC Inc) on Issue" is calculated on the basis that P = (S+A), where -

- P is the number of Shares (30DC Inc) deemed to be on issue immediately prior to Closing;
- S is the number of Shares (30DC Inc) on issue immediately before Closing; and
- A is three million eight hundred thousand (4,200,000) Shares (30DC Inc) being the deemed increase to the number of Shares (30DC Inc) on issue at Closing in recognition of the $1.9 million non-operating debt on the 30DC Inc Balance Sheet and 400,000 Shares (30DC Inc) yet to be issued;

"Agreement" means this offer to purchase shares including all attached schedules, as the same may be supplemented, amended, restated or replaced from time to time;

"Assets (30DC Inc)" means all of the assets, real and personal, tangible and intangible, and undertaking of 30DC Inc, including those tangible assets listed in Schedule Q;

"Assets (rivusTV Ltd)" means all of the assets, real and personal, tangible and intangible, and undertaking of rivusTV Ltd, including those tangible assets listed in Schedule A;

"Books and Records" means the Accounting Records and all books, records, books of account, sales and purchase records, lists of suppliers and customers, formulae, business reports and research and development information of rivusTV Ltd, including without limitation, all data and information stored electronically or on computer related media;

"Business (30DC Inc)" means the business carried on by 30DC Inc;

"Business (rivusTV Ltd)" means the business carried on by rivusTV Ltd;

"Business Day" means a day other than a Saturday or Sunday, on which banks are open for the transaction of domestic business in Australia;

"Closing" means the completion of the sale to, and purchase by, 30DC Inc of, the Shares and the completion of all other transactions contemplated by this Agreement which are to occur contemporaneously with the purchase and sale of the Shares;

"Closing Date" means 1 October, 2011, or such other Business Day as the parties agree in writing as the date that the Closing shall take place;

"Closing Document" means any document delivered at or subsequent to the Closing Time as provided in or pursuant to, this Agreement;

"Closing Time" means 5PM on the Closing Date or such other time on that date as the Parties agree in writing that the Closing shall take place;

"Condition of the Business" means the state of the Assets, liabilities, operations and financial position of rivusTV Ltd;

"Constitution" means the respective articles of incorporation, amendment, continuance and amalgamation, as the case may be, of rivusTV Ltd ;

"Contracts" means the contracts, agreements, license agreements and other obligations of rivusTV Ltd relating to the Business listed on Schedule B;

"Convertible Security" means a security of a body corporate, which is convertible into, exchangeable for, or which carries a right or obligation to purchase, one or more shares or Voting Securities of such body corporate;

"Current Assets" at any time means the inventory, accounts receivable, cash and prepaid expenses of rivusTV Ltd at that time;

"Employees" means the employees of rivusTV Ltd on the Closing Date;

"Encumbrance" means any security interest, mortgage, lien, hypothec, pledge, hypothecation, assignment, charge, deemed trust, a voting trust or pooling agreement with respect to securities, an adverse claim or any other right or option, affecting the Assets or the Shares;

"Equipment" means all fixed assets and tangible personal property of rivusTV Ltd, including all equipment described in Schedule C and all machines, fixtures, tools, moulds, jigs, dies, furniture, furnishings, computers, photocopiers, office equipment, implements, tools and spare parts used by rivusTV Ltd in the Business;

"Equipment Leases" means the leases of personal property listed on Schedule D;

"Financial Statements (30DC Inc)" means (i) the audited consolidated financial statements of 30DC Inc for the fiscal years ended June 30 2010 and June 30 2011, consisting of GAAP financial statements,

specifically Balance Sheet, Statement of Operations, Statement of Changes in Stockholders' Equity and Statement of Cashflows, the notes thereto and the report of the auditor thereon copies of which are attached as Schedule D;

"Financial Statements (rivusTV Ltd)" means (i) the audited consolidated financial statements of rivusTV Ltd for the fiscal years ended June 30 2010 and June 30 2011, consisting of a balance sheet, statement of earnings and retained earnings, statement of changes in financial position, the notes thereto and the report of the auditor thereon, copies of which are attached as Schedule E;

"Generally Accepted Accounting Principles" means generally accepted accounting principles from time to time approved by the Australian Institute of Chartered Accountants, the American Institute of Certified Public Accountants, or any successor institute, applicable as at the date on which any calculation or determination is required to be made in accordance with generally accepted accounting principles, and where the Australian Institute of Chartered Accountants and/or American Institute of Certified Public Accountants includes a recommendation in its Handbook concerning the treatment of any accounting matter, such recommendation shall be regarded as the only generally accepted accounting principle applicable to the circumstances that it covers;

"Governmental Authority" means any domestic or foreign government whether federal, state or municipal and any governmental agency, governmental authority, governmental tribunal or governmental commission of any kind whatever;

"including" means "including without limitation" and the term "including" shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it;

"Intellectual Property Rights" means all patents, trade marks, trade names, designs, graphics, logos and other commercial symbols of or relating to the Business, copyrights and industrial designs or similar rights of rivusTV Ltd, in each case whether registered or not, and including any pending applications for such registration, the whole as set forth in Schedule F, as well as all trade secrets and confidential information of rivusTV Ltd, all computer software owned by or licensed to rivusTV Ltd, and all know how of the Business, including without limitation all information of a scientific, technical or business nature whether in oral, written graphic, machine readable, electronic or physical form, and all patterns, plans, designs, research data, research plans, trade secrets and other proprietary knowhow, processes, formulas, drawings, technology, computer software and related manuals, unpatented blue prints, flow sheets, equipment and part lists, instructions, manuals, records and procedures;

"Inventory" means all inventories of raw materials, work in progress, stock in trade, finished goods, supplies, packaging and advertising and publicity materials of rivusTV Ltd, wherever located, and whether on consignment or not;

"Leases" means the leases or agreements in the nature of a lease of real property to which rivusTV Ltd, is a party which are listed in Schedule G, and "Leased Premises" means the lands and premises which are subject to the Leases;

"License" means any license, permit approval, right, privilege, concession or franchise issued, granted, conferred or otherwise created by a Governmental Authority;

"Order" means any order, judgment, injunction, decree, award or writ of any court, tribunal, arbitrator, Governmental Authority, or other Person having jurisdiction;

"ordinary course" when used in relation to the conduct of the Business means any transaction which constitutes an ordinary day to day business activity of rivusTV Ltd conducted in a commercially reasonable and businesslike manner consistent with rivusTV Ltd's past practices;

"Permitted Encumbrances" means:

a) inchoate or statutory liens for Taxes or utility rates or charges not at the time overdue;

b) inchoate or statutory liens for overdue Taxes or utility rates or charges the validity of which rivusTV Ltd is contesting in good faith but only for so long as such contestation effectively postpones enforcement of any such liens Taxes or utility rates or charges;

c) statutory liens incurred or deposits made in the ordinary course of the Business in connection with worker's compensation, unemployment insurance and similar legislation;

d) liens and privileges arising out of any judgment with respect to which rivusTV Ltd intends to prosecute an appeal or proceedings for review but only for so long as there is a stay of execution pending the determination of such appeal or proceedings for review;

e) security given by rivusTV Ltd to a public utility or any Governmental Authority when required in the ordinary course of the Business; and

f) construction or repair or storage liens arising in the ordinary course of the Business which are not overdue or which are being contested in good faith;

"Person" shall be broadly interpreted and includes an individual, body corporate, partnership, joint venture, trust, association, unincorporated organization, the Crown, any Governmental Authority or any other entity recognized by United States Law;

"Prime Rate" for any day means the rate of interest expressed as a rate per annum that the Reserve Bank of Australia establishes at its head office in Canberra, ACT as the reference rate of interest that it shall charge on that day for Australian currency and which it at present refers to as its prime rate;

"Purchase Price" means the purchase price to be paid by 30DC Inc for the Shares (rivusTV Ltd) as provided in Section 2.2;

"Rights" means any options, rights, warrants or subscription privileges issued or granted by a body corporate (whether or not currently exercisable or exercisable on conditions) to purchase Voting Securities, Convertible Securities or shares of such body corporate;

"Shareholders (30DC Inc)" means each of the registered holders of shares in the capital stock of 30DC Inc.

"Shareholders (rivusTV Ltd)" means each of the registered holders of shares in the capital stock of rivusTV Ltd.

"Shares (30DC Inc)" means all of the issued and outstanding shares in the share capital of 30DC Inc;

"Shares (rivusTV Ltd)" means all of the issued and outstanding shares in the share capital of rivusTV Ltd;

"Taxes" means all taxes and similar governmental charges, including

a) Australian federal, state, municipal and local, foreign or other income, franchise, capital, real property, personal property, withholding, payroll, employer health, transfer, sales, use, excise, consumption and value added taxes, all other taxes of any kind for which rivusTV Ltd may have any liability imposed by Australia or any state, municipality, country or foreign government or subdivision or agency thereof, whether disputed or not;

b) assessments, charges, duties, fees, imposts, levies or other governmental charges and interest, penalties or additions associated therewith, and

c) all Australian Superannuation contributions and workers compensation insurance premiums;

"Tax Returns" means all reports, returns and other documents filed or required to be filed by rivusTV Ltd in respect of Taxes or in respect of or pursuant to any domestic or foreign federal, state, state, municipal, territorial or other taxing statute; and

"Voting Securities" means the common shares of a body corporate and all other securities of such body corporate of any kind or class having power to vote for the election of directors either under all circumstances or in certain circumstances or in certain events (whether such circumstances or events exist or have occurred).

### 1.2. Statutes

Unless specified otherwise, reference in this Agreement to a statute refers to that statute as it may be amended, or to any restated or successor legislation of comparable effect.

### 1.3. Generally Accepted Accounting Principles

All accounting and financial terms used herein, unless specifically provided to the contrary, shall be interpreted and applied in accordance with Generally Accepted Accounting Principles.

### 1.4. Headings

The division of this Agreement into articles, sections, subsections and schedules and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The article, section, subsection and schedule headings in this Agreement are not intended to be full or precise descriptions of the text to which they refer and are not to be considered part of this Agreement. All uses of the words "hereto", "herein", "hereof", "hereby" and "hereunder" and similar expressions refer to this Agreement and not to any particular section or portion of it. References to an Article, Section, Subsection or Schedule refer to the applicable article, section, subsection or schedule of this Agreement.

### 1.5. Number and Gender

In this Agreement, words in the singular include the plural and vice versa and words in one gender include all genders.

### 1.6. Entire Agreement

This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, negotiations, discussions and understandings, written or oral, between the Parties in respect of the purchase and sale of the Shares. There are no representations, warranties, conditions, other agreements or acknowledgements, whether direct or collateral, express or implied, that form part of or affect this Agreement, or which induced any party to enter into this Agreement or on which reliance is placed by any party, except as specifically set forth in this Agreement or in the Closing Documents.

### 1.7. Amendment

This Agreement may be amended, modified or supplemented only by a written agreement signed by each party.

### 1.8. Waiver of Rights

Any waiver of, or consent to depart from the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

**1.9. Schedules**

The following Schedules form part of this Agreement:

| | |
|---|---|
| A | Assets |
| B | Contacts |
| C | Equipment |
| D | Equipment Leases |
| E | Financial Statements – rivusTV Ltd |
| F | Intellectual Property |
| G | Leases |
| H | Accounts Receivable – rivusTV Ltd |
| I | Bank Accounts |
| J | Directors and Officers |
| K | Company Share Register – rivusTV Ltd |
| L | Employees |
| M | Contractors |
| N | Company Share Register – 30DC Inc |
| O | Financial Statements 30DC Inc |
| P | Accounts Payable & Receivable – 30DC Inc |

**1.10. Applicable Law**

This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws in force in Victoria, Australia. Each party irrevocably submits to the non-exclusive jurisdiction of the courts of Victoria, Australia with respect to any matter arising hereunder or related hereto.

**1.11. Currency**

Unless specified otherwise, all statements of or references to dollar amounts in this Agreement are to lawful money of Australia and/or the United States of America – and will be so identified where mentioned.

**1.12. Tender**

Any tender of documents or money hereunder may be made upon the Parties or their respective counsel and money shall be tendered by official bank draft drawn upon either an Australian or US chartered bank.

**1.13. Performance on Holidays**

If any action is required to be taken pursuant to this Agreement on or by a specified date that is not a Business Day, then such action shall be valid if taken on or by the next succeeding Business Day.

**1.14. Calculation of Time**

In this Agreement, a period of days shall be deemed to begin on the first day after the event, which began the period, and to end at 5PM Eastern Australian Time on the last day of the period. If, however, the last day of the period does not fall on a Business Day, the period shall terminate at 9AM Eastern Australian Time on the next Business Day.

**1.15. Third Party Beneficiaries**

Nothing in this Agreement or in any Closing Document is intended expressly or by implication to, or shall, confer upon any Person other than the Parties, any rights or remedies of any kind.

## 2. PURCHASE AND SALE OF SHARES

### 2.1. Purchase and Sale of Shares

Subject only to Due Diligence and the successful raising of a minimum A$5 million by October 31, 2011 or such later date as the Parties mutually agree 30DC Inc agrees to purchase the Shares and rivusTV Ltd agrees to cause the Shareholders of rivusTV Ltd to sell and transfer their Shares, to 30DC Inc on the Closing Time and subject to the terms and conditions of this Agreement.

### 2.2. Purchase Price

The Purchase Price for the Shares (rivusTV Ltd) is 30DC Inc common shares equal in number to 45% of the Adjusted Total Shares (30DC Inc) on Issue transferable pro rata for each Share (rivusTV Ltd) on issue immediately prior to Closing in consideration for the transfer of said Shares (rivusTV Ltd) to 30DC Inc.

## 3. REPRESENTATIONS AND WARRANTIES OF rivusTV

rivusTV Ltd represents and warrants to 30DC Inc as set out in the following Subsections of this Section and acknowledges that 30DC Inc is relying upon such representations and warranties in entering into this Agreement. 30DC Inc acknowledges that the representations and warranties of rivusTV Ltd set forth in this Article 3 are qualified by the information disclosed in or referred to in this Agreement.

### 3.1. Corporate Matters

3.1.1. rivusTV Ltd is a company existing under the laws of Victoria, Australia, and no proceedings have been taken or authorized by rivusTV Ltd with respect to (i) the bankruptcy, insolvency, liquidation, dissolution or winding up of rivusTV Ltd, or (ii) with respect to any amalgamation, merger, consolidation, arrangement or reorganization relating to rivusTV Ltd.

3.1.2. rivusTV Ltd has no subsidiaries.

3.1.3. rivusTV Ltd has the corporate power and authority to own or lease its Assets and to carry on its business as at present carried on.

3.1.4. This Agreement has been duly executed and delivered by rivusTV Ltd and constitutes a valid and binding obligation of rivusTV Ltd enforceable against rivusTV Ltd in accordance with its terms.

3.1.5. A true copy of the Constitution of rivusTV Ltd, which constitutes all of its respective formation documents, shall have been delivered to 30DC Inc by rivusTV Ltd not less than 14 Business Days or such later period as agreed by the Parties prior to Closing Date.

3.1.6. The corporate records of rivusTV Ltd contain complete and accurate:

a) minutes of all meetings of the directors, any committee thereof and the shareholders of rivusTV Ltd since January 2010;

b) originals of all resolutions of the directors, any committee thereof and the shareholders of rivusTV Ltd passed by signature in writing since January 2010; and

c) all waivers, notices and other documents required by Australian law to be contained therein; and reflect all actions taken and resolutions passed by the directors and shareholders of rivusTV Ltd since January 2010. All resolutions contained in such records have been duly passed and all such meetings have been duly called and held.

d) The share certificate books, register of shareholders, register of transfer and registers of directors of rivusTV Ltd are complete and accurate.

3.1.7. The list of officers and directors in Schedule J constitutes a complete and accurate list of all officers and directors of the members of rivusTV Ltd on the Closing Date.

**3.2. Authorized and Issued Capital of rivusTV Ltd**

The authorized capital and the issued and outstanding shares of rivusTV Ltd immediately prior to the Closing are as described in the preamble hereto, all of which shares have been validly issued and are fully paid shares.

**3.3. Title to Shares**

Each of the Shareholders (rivusTV Ltd) has good and marketable title to the Shares registered in his, her or its name (as the case may be), free and clear of all Encumbrances. The Shares (rivusTV Ltd) constitute all of the issued and outstanding shares of rivusTV Ltd. There are no restrictions on the transfer of the Shares except those set forth in rivusTV Ltd's Constitution and the rivusTV Ltd Shareholder's Agreement.

**3.4. No Options**

No Person, other than 30DC Inc or as disclosed in Schedule K, has any oral or written agreement, option, warrant right, privilege or any other right capable of becoming any of the foregoing (whether legal, equitable, contractual or otherwise), for the purchase, subscription or issuance of any unissued shares, Voting Securities, Convertible Securities or Rights of rivusTV Ltd.

**3.5. Absence of Conflicting Agreements**

None of the execution and delivery of, or the observance and performance by rivusTV Ltd of, any covenant or obligation under this Agreement or pursuant to or in connection with the Closing:

3.5.1. contravenes or results in, or will contravene or result in, a violation of or a default under (with or without the giving of notice or lapse of time, or both) or in the acceleration of any obligation under:

a) the Constitution, directors or shareholders resolutions of rivusTV Ltd ; or

b) the provisions of any agreement, Lease, mortgage, security document, obligation or instrument to which rivusTV Ltd is a party, or by which it or its Assets may be bound or affected;

3.5.2. results in the creation or imposition of any Encumbrance on rivusTV Ltd, the Shares or any of the Assets.

**3.6. Consents, Approvals**

No consent, approval, authorization, registration, declaration or filing with any Governmental Authority is required by rivusTV Ltd in connection with the execution and delivery by rivusTV Ltd of this Agreement, or the observance and performance by rivusTV Ltd of its obligations under this Agreement.

**3.7. Financial Statements**

The Financial Statements (rivusTV Ltd) have been prepared in accordance with Generally Accepted Accounting Principles, applied on a basis consistent with that of the preceding periods, and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of rivusTV Ltd and the results of the operations of rivusTV Ltd, as at the dates thereof and for the periods covered thereby. No information has become available to rivusTV Ltd that would render the Financial Statements materially and adversely incomplete or inaccurate.

**3.8. Accounts Payable & Receivable**

Schedule I contains a true and accurate list of the Accounts Payable & Receivable, including without limitation the dates and the amounts thereof as at June 30, 2011

**3.9. Undisclosed Liabilities**

RivusTV Ltd has no material liabilities except liabilities disclosed or provided for in the Financial Statements and liabilities incurred in the ordinary course of business since July 1 2011, which are consistent with past practice, are not, in the aggregate, material and adverse to rivusTV Ltd or the Shares (rivusTV Ltd), or to the Condition of the Business and do not materially violate any covenant contained in this Agreement or constitute a material breach of any representation or warranty made in or pursuant to this Agreement.

**3.10. Absence of Changes. Since 1 July 2011:**

3.10.1. RivusTV Ltd has conducted the Business (rivusTV Ltd) in the ordinary course and has used its best efforts to preserve the Business (rivusTV Ltd) and the Assets (rivusTV Ltd);
3.10.2. there has not been any change in the Condition of the Business (rivusTV Ltd) other than changes in the ordinary course of business and such changes have not, either individually or in the aggregate, been materially adverse and have not had a material adverse effect on the Condition of the Business (rivusTV Ltd);
3.10.3 there has not been any damage, destruction, loss, labor dispute or other event, development or condition of any character (whether or not covered by insurance), which has had a material adverse affect on rivusTV Ltd or the Condition of the Business (rivusTV Ltd); and
3.10.4 there has not been any change in the accounting principles, policies, practices or procedures of rivusTV Ltd or their application to rivusTV Ltd.

**3.11. Absence of Unusual Transactions**

Since 1 July 2011, rivusTV Ltd has not, other than in the ordinary course of business:

a) transferred, assigned, sold or otherwise disposed of any of the Assets (rivusTV Ltd);

b) incurred or assumed any obligation or liability (fixed or contingent);

c) made any material change in the method of billing customers or the credit terms made available by the Business (rivusTV Ltd) to customers;

d) made any material change with respect to any method of management operation or accounting in respect of the Business (rivusTV Ltd);

e) increased the compensation paid or payable to the Employees;

f) modified, amended or terminated any material Contract to which it is or was a party;

g) incurred any debt, liability or obligation for borrowed money, or incurred any other debt, liability or obligation;

h) issued or sold any of its shares or other securities or issued, granted or delivered any right, option or other commitment for the issuance of any such securities other than as reflected in the Share Register in SCHEDULE K;

i) declared or paid any dividend or other distribution in respect of any shares in its capital or purchased or redeemed any such shares other than as reflected in the Share Register in SCHEDULE K;

j) entered into or become bound by any written contract, agreement or arrangement; or

k) modified, amended or terminated any contract, agreement or arrangement to which it is or was a party, or waived or released any right which it has or had.

**3.12. Tax Matters**

rivusTV Ltd has prepared and filed all its Tax Returns on time and with all appropriate Governmental Authorities for all fiscal periods ending prior to the date hereof. Each such Tax Return was correct and complete in all material respects. rivusTV Ltd has paid all Taxes due and payable by it as reflected on its Tax Returns and has paid all assessments and reassessments it has received in respect of Taxes. The provisions for Taxes reflected in the Financial Statements (rivusTV Ltd) are sufficient to cover all liabilities for Taxes that have been assessed against rivusTV Ltd or that are accruing due in respect of the Business, its operations and property during the periods covered by the Financial Statements (rivusTV Ltd) and all prior periods. Except to the extent provided for in the Financial Statements (rivusTV Ltd), rivusTV Ltd is not liable for any Taxes at the date hereof or for the payment of any instalment in respect of Taxes due in respect of its current taxation year and, except as aforesaid, no such Taxes are required to be provided for.

There are no reassessments of Taxes that have been issued and are outstanding and rivusTV Ltd is not aware of any pending or threatened assessment or reassessment for Taxes. None of rivusTV Ltd has executed or filed with any Governmental Authority any agreement extending the period for assessment, reassessment or collection of any Taxes. Assessments under the Australian Income Tax Assessment Act have been made with respect to rivusTV Ltd covering all past periods through the fiscal year ended June 30 2011.

rivusTV Ltd has withheld from each payment made to any of its present or former employees, officers and directors all amounts required by Australian Law and has remitted such withheld amounts within the prescribed periods to the appropriate Governmental Authority. rivusTV Ltd has remitted all Superannuation contributions, unemployment insurance premiums, and other Taxes payable by it in respect of its employees and has or will have remitted such amounts to the proper Governmental Authority within the time required by Applicable Australian Law. rivusTV Ltd has charged, collected and remitted on a timely basis all Taxes as required by applicable Australian Law on any sale, supply or delivery whatsoever, made by rivusTV Ltd.

rivusTV Ltd is an unlisted public company, as defined in the Corporations Act, and is a registrant for the purposes of the goods and services tax provided for under the Australian Income Tax Assessment Act with Australian Business Number 48 123 741 613.

**3.13. Contracts**

Except for the Contracts, Leases and the Equipment Leases, rivusTV Ltd is not a party to or bound by any material contract, agreement, lease or commitment, whether oral or written. True and correct copies of the Contracts, Leases and Equipment Leases are annexed hereto as Schedules B, D and G. The Contracts are all in full force and effect with no amendments. RivusTV Ltd has complied with all material terms thereof, has paid all amounts due thereunder, has not waived any material rights thereunder and no material default or breach exists in respect thereof on the part of any of the parties thereto and no event has occurred which, after the giving of notice or the lapse of time or both, would constitute such a material default or breach.

**3.14. Bank Accounts; Absence of Guarantees**

Attached as Schedule I hereto is a list of all accounts maintained by rivusTV Ltd with any financial institution as well as the complete list of the names of persons exercising signing authority thereunder and details as to their respective signing authority thereunder. RivusTV Ltd has not given or agreed to give, or is a party to or bound by, any guarantee of indebtedness or other obligations of third parties or any other commitment by which rivusTV Ltd is, or is contingently, responsible for such indebtedness or other obligations.

**3.15. Restrictions on Business**

RivusTV Ltd is not a party to any agreement, lease, mortgage, security document, obligation or instrument, or subject to any restriction in the Constitution or its directors' or shareholders' resolutions or subject to any restriction imposed by any Governmental Authority which could materially restrict or

interfere with the conduct of the Business (rivusTV Ltd) or the use of its Assets (rivusTV Ltd), other than statutory provisions and restrictions of general application to the Business (rivusTV Ltd).

**3.16. Compliance with Applicable Law**

RivusTV Ltd has conducted and is conducting its business in compliance with all material Applicable Australian Law, and not in breach of any material provision of any Applicable Australian Law, except for breaches which in the aggregate are not material.

**3.17. Employees & Contractors**

Schedule L contains:

3.17.1. the names and titles of all Employees of rivusTV Ltd and the location of their employment;

3.17.2. the date each Employee was hired;

3.17.3. a list of all written employment contracts between rivusTV Ltd and the Employees; and

3.17.4. the rate of annual remuneration of each Employee at the date hereof and any bonuses paid since the end of the last completed financial year.

No Employee is employed under a contract which cannot be terminated by rivusTV Ltd with or without notice, except for those Employees who are employed on indefinite hires requiring reasonable notice of termination by Applicable Law. RivusTV Ltd is in compliance with all pay equity legislation applicable to the Business (rivusTV Ltd) and the Employees.

Schedule M contains:

3.17.5. the names and titles of all Contractors of rivusTV Ltd and the location of their engagement;

3.17.2. the engagement contract(s) pertaining to every Contractor.

**3.18. Litigation**

There is no material claim, demand, suit, action, cause of action, litigation, investigation, grievance, arbitration or governmental proceeding, including appeals and applications for review, in progress against, by or relating to rivusTV Ltd. or adversely affecting the Shares, the Assets (rivusTV Ltd) or the Business (rivusTV Ltd), nor to the best of the knowledge of rivusTV Ltd are any of the same pending or threatened. There is currently no action or litigation outstanding against rivusTV Ltd, any Order that materially and adversely affects rivusTV Ltd, the Business (rivusTV Ltd) or the Assets (rivusTV Ltd).

**3.19. Insurance**

RivusTV Ltd is insured by reputable insurers against liability, loss and damage in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, properties and assets, and such insurance coverage will be continued in full force and effect to and including the Closing Date. Schedule B is a true and complete list of all insurance policies (specifying the insured, the amount of coverage, the type of insurance, the policy number and any pending claims thereunder) maintained by rivusTV Ltd in respect of the Assets (rivusTV Ltd) and the Business (rivusTV Ltd) as of the date hereof. RivusTV Ltd is not in material default with respect to any of the provisions contained in any such insurance policy. For any current claim that has not been settled or finally determined, rivusTV Ltd has not failed to give any notice or present any claim under any such insurance policy in a due and timely fashion such that the insurer would be entitled to terminate coverage or deny liability on any such claim. All such policies of insurance are in full force and effect and rivusTV Ltd is not in material default, whether as to the payment of premium or otherwise, under the terms of any such policy.

**3.20. Assets**

Except for Permitted Encumbrances and as disclosed in the Financial Statements (rivusTV Ltd) or elsewhere in this Agreement, rivusTV Ltd has good and marketable title to all of its assets free and clear of all Encumbrances. Those Assets (rivusTV Ltd) listed in the Schedules are accurately described in the Schedules and constitute all of the assets owned by or licensed to rivusTV Ltd which are material to the operation of the Business (rivusTV Ltd) as it has been operated by rivusTV Ltd in the ordinary course in the past. All material tangible Assets (rivusTV Ltd) are in working condition.

**3.21. Intellectual Property Rights**

Schedule F sets forth a true and complete list of all Intellectual Property Rights. The Intellectual Property Rights are owned by or validly licensed to rivusTV Ltd . All registrations and filings necessary to preserve the rights of rivusTV Ltd in and to the Intellectual Property Rights have been made. rivusTV Ltd is not aware of any material infringement of, material passing-off related to, or other material interference with the Intellectual Property Rights by third parties or any claim by any Person that any of the Intellectual Property Rights are, or may be, invalid or unenforceable. RivusTV Ltd is not a party to any claim, or subject to any liability, contingent or otherwise, for trademark, trade name, industrial design, patent or copyright infringements as to any products manufactured, produced, used or sold by rivusTV Ltd , either as plaintiff or as defendant or any other claims or liability relating to trademarks, trade names, industrial designs, patents or copyrights owned or licensed by rivusTV Ltd .

**3.22. Occupational Health and Safety**

There are no outstanding inspection orders made under the Australian Occupational Health and Safety Act. There are no materials on the Premises which are designated substances under the Australian Occupational Health and Safety Act. The Business (rivusTV Ltd) complies with all occupational health and safety rules and regulations in all material respects and there are no outstanding material violations of such rules and regulations.

**3.23. Workers' Compensation**

There are no notices of assessment, provisional assessment, reassessment, supplementary assessment, penalty assessment or increased assessment (collectively, "assessments") or any other communications related thereto which rivusTV Ltd has received from any workers' compensation board or similar authorities and there are no assessments which are unpaid on the date hereof or which will be unpaid at the Closing Time.

**3.24. Immovable Leases**

Schedule G sets forth a true and complete list of the immovable leases and rights of occupancy used in connection with the Business (rivusTV Ltd). Each of the Leases is unamended and in full force and effect. All payments required to be paid by rivusTV Ltd pursuant to the Leases have been paid when due and rivusTV Ltd is otherwise in material default in meeting its obligations under any of the Leases. No event exists which, but for the passing of time or the giving of notice, or both, would constitute a material default by any party to any of the Leases.

**3.25. No Expropriation**

rivusTV Ltd has not received any notice of expropriation of all or any of the Assets (rivusTV Ltd) and rivusTV Ltd is not aware of any expropriation proceeding pending or threatened against or affecting the Assets (rivusTV Ltd) nor of any discussions or negotiations which could lead to any such expropriation.

**3.26. Business in Compliance with Law**

The operations of rivusTV Ltd and the Business (rivusTV Ltd) are conducted in all material respects, in compliance with all Applicable Laws of each jurisdiction in which the Business (rivusTV Ltd) has been and

is carried on except for breaches which are in the aggregate immaterial, and rivusTV Ltd has not received any notice of any alleged material breach of any material Applicable Law.

### 3.27. Equipment Leases

Schedule D sets forth a true and complete list of all Equipment Leases. All of the Equipment Leases are in full force and effect and no material default exists on the part of rivusTV Ltd, or, to the knowledge of rivusTV Ltd, on the part of any of the other parties thereto. All payments due under the Equipment Leases have been duly and punctually paid and all material obligations to be discharged or performed under the Equipment Leases have been fully discharged and performed in accordance with the terms of the Equipment Leases.

## 4. REPRESENTATIONS AND WARRANTIES OF 30DC Inc

30DC Inc hereby represents and warrants to rivusTV Ltd as set out in the following Subsections of this Section and acknowledges that rivusTV Ltd is relying upon such representations and warranties in entering into this Agreement. rivusTV Ltd acknowledges that the representations and warranties of 30DC Inc set forth in this Article 4 are qualified by the information disclosed in or referred to in this Agreement.

### 4.1. Corporate Matters

30DC Inc is a corporation duly incorporated, organized, and validly existing in good standing under the relevant Laws in the United States of America of its jurisdiction of incorporation. No proceedings have been taken or authorized by 30DC Inc or, to the best of 30DC Inc's knowledge, by any other Person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of 30DC Inc.

### 4.2. Corporate Power and Due Authorization

30DC Inc has the corporate power and capacity to execute and deliver, and to observe and perform its covenants and obligations under, this Agreement. 30DC Inc has taken all corporate action necessary to authorize the execution and delivery of, and the observance and performance of its covenants and obligations under this Agreement.

### 4.3. Absence of Conflicting Agreements

None of the execution and delivery of, or the observance and performance by 30DC Inc of, any covenant or obligation under this Agreement contravenes or results in (with or without the giving of notice or lapse of time, or both) or will contravene or violate in any material respect or result in any material breach or default of, or acceleration of any obligation under the articles, by-laws, directors' or shareholders' resolutions of 30DC Inc, or any agreement, lease, mortgage, security document, obligation or instrument to which 30DC Inc is a party or by which 30DC Inc or its assets is affected or bound.

### 4.4. Enforceability of Obligations

This Agreement has been duly executed and delivered by 30DC Inc, and this Agreement constitutes a valid and binding obligation of 30DC Inc enforceable against 30DC Inc in accordance with its terms.

### 4.5. Consents and Approvals

No consent, approval, authorization, registration, declaration or filing with any Governmental Authority is required by 30DC Inc in connection with the execution and delivery by 30DC Inc of this Agreement, or the observance and performance by 30DC Inc of its obligations under this Agreement.

### 4.6. Authorized and Issued Capital of 30DC Inc

The authorized capital and the issued and outstanding shares of 30DC Inc immediately prior to the Closing are as described in the preamble hereto, all of which shares have been validly issued and are fully paid shares.

**4.7. No Options**

No Person, other than rivusTV Ltd or as disclosed in Schedule N, has any oral or written agreement, option, warrant right, privilege or any other right capable of becoming any of the foregoing (whether legal, equitable, contractual or otherwise), for the purchase, subscription or issuance of any unissued shares, Voting Securities, Convertible Securities or Rights of 30DC Inc.

**4.8. Financial Statements**

The Financial Statements (30DC Inc) have been prepared in accordance with Generally Accepted Accounting Principles, applied on a basis consistent with that of the preceding periods, and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of 30DC Inc and the results of the operations of 30DC Inc, as at the dates thereof and for the periods covered thereby. No information has become available to 30DC Inc that would render the Financial Statements (30DC Inc) materially and adversely incomplete or inaccurate.

**4.9. Accounts Payable & Receivable**

Schedule P contains a true and accurate list of the Accounts Payable & Receivable (30DC Inc), including without limitation the dates and the amounts thereof as at June 30, 2011

**4.10. Undisclosed Liabilities**

30DC Inc has no material liabilities except liabilities disclosed or provided for in the Financial Statements (30DC Inc) and liabilities incurred in the ordinary course of business since July 1 2011, which are consistent with past practice, are not, in the aggregate, material and adverse to 30DC Inc or the Shares (30DC Inc), or to the Condition of the Business (30DC Inc) and do not materially violate any covenant contained in this Agreement or constitute a material breach of any representation or warranty made in or pursuant to this Agreement.

**4.11. Absence of Changes. Since 1 July 2011**:

- 4.11.1. 30DC Inc has conducted the Business (30DC Inc) in the ordinary course and has used its best efforts to preserve the Business (30DC Inc) and the Assets (30DC Inc);
- 4.11.2. there has not been any change in the Condition of the Business (30DC Inc) other than changes in the ordinary course of business and such changes have not, either individually or in the aggregate, been materially adverse and have not had a material adverse effect on the Condition of the Business (30DC Inc);
- 4.11.3 there has not been any damage, destruction, loss, labor dispute or other event, development or condition of any character (whether or not covered by insurance), which has had a material adverse affect on 30DC Inc or the Condition of the Business (30DC Inc); and
- 4.11.4 there has not been any change in the accounting principles, policies, practices or procedures of 30DC Inc or their application to 30DC Inc.

**4.12. Absence of Unusual Transactions**

Since 1 July 2011, 30DC Inc has not, other than in the ordinary course of business:

a) transferred, assigned, sold or otherwise disposed of any of the Assets (30DC Inc);
b) incurred or assumed any obligation or liability (fixed or contingent);
c) made any material change in the method of billing customers or the credit terms made available by the Business (30DC Inc) to customers;
d) made any material change with respect to any method of management operation or accounting in respect of the Business (30DC Inc);
e) increased the compensation paid or payable to the Employees;
f) modified, amended or terminated any material Contract to which it is or was a party;

g) incurred any debt, liability or obligation for borrowed money, or incurred any other debt, liability or obligation;

h) issued or sold any of its shares or other securities or issued, granted or delivered any right, option or other commitment for the issuance of any such securities other than as reflected in the Share Register in SCHEDULE N;

i) declared or paid any dividend or other distribution in respect of any shares in its capital or purchased or redeemed any such shares other than as reflected in the Share Register in SCHEDULE N;

j) entered into or become bound by any written contract, agreement or arrangement; or

k) modified, amended or terminated any contract, agreement or arrangement to which it is or was a party, or waived or released any right which it has or had.

**4.13. Tax Matters**

30DC Inc has prepared and filed all its Tax Returns on time and with all appropriate Governmental Authorities for all fiscal periods ending prior to the date hereof. Each such Tax Return was correct and complete in all material respects. 30DC Inc has paid all Taxes due and payable by it as reflected on its Tax Returns and has paid all assessments and reassessments it has received in respect of Taxes. The provisions for Taxes reflected in the Financial Statements (30DC Inc) are sufficient to cover all liabilities for Taxes that have been assessed against 30DC Inc or that are accruing due in respect of the Business (30DC Inc), its operations and property during the periods covered by the Financial Statements (30DC Inc) and all prior periods. Except to the extent provided for in the Financial Statements (30DC Inc), 30DC Inc is not liable for any Taxes at the date hereof or for the payment of any instalment in respect of Taxes due in respect of its current taxation year and, except as aforesaid, no such Taxes are required to be provided for.

There are no reassessments of Taxes that have been issued and are outstanding and 30DC Inc is not aware of any pending or threatened assessment or reassessment for Taxes. 30DC Inc has not executed or filed with any Governmental Authority any agreement extending the period for assessment, reassessment or collection of any Taxes. Assessments under the United States Internal Revenue Code have been made with respect to 30DC Inc covering all past periods through the fiscal half ended June 30 2011.

30DC Inc has withheld from each payment made to any of its present or former employees, officers and directors all amounts required by United States Law and has remitted such withheld amounts within the prescribed periods to the appropriate Governmental Authority. 30DC Inc has remitted all Pension contributions, unemployment insurance premiums, and other Taxes payable by it in respect of its employees and has or will have remitted such amounts to the proper Governmental Authority within the time required by Applicable United States Law. 30DC Inc has charged, collected and remitted on a timely basis all Taxes as required by applicable United States Law on any sale, supply or delivery whatsoever, made by 30DC Inc.

**4.14. Litigation**

There is no material claim, demand, suit, action, cause of action, litigation, investigation, grievance, arbitration or governmental proceeding, including appeals and applications for review, in progress against, by or relating to 30DC Inc, or adversely affecting the Shares (30DC Inc), the Assets (30DC Inc) or the Business (30DC Inc), nor to the best of the knowledge of 30DC Inc are any of the same pending or threatened. There is not at present outstanding against 30DC Inc, any Order that materially and adversely affects 30DC Inc, the Business (30DC Inc) or the Assets (30DC Inc).

**4.15. Assets**

Except for Permitted Encumbrances and as disclosed in the Financial Statements (30DC Inc) or elsewhere in this Agreement, 30DC Inc has good and marketable title to all of its assets free and clear of all Encumbrances. Those Assets (30DC Inc) listed in the Schedules are accurately described in the Schedules and constitute all of the assets owned by or licensed to 30DC Inc which are material to the operation of the Business (30DC Inc) as it has been operated by 30DC Inc in the ordinary course in the

past. All material tangible Assets (30DC Inc) are in working condition.

**4.16. Business in Compliance with Law**

The operations of 30DC Inc and the Business (30DC Inc) are conducted in all material respects, in compliance with all Applicable Laws of each jurisdiction in which the Business (30DC Inc) has been and is carried on except for breaches which are in the aggregate immaterial, and 30DC Inc has not received any notice of any alleged material breach of any material Applicable Law.

## 5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

**5.1. Survival of Representations and Warranties of rivusTV Ltd**

All representations and warranties made by rivusTV Ltd in this Agreement shall survive the Closing for a period of two years after the Closing Date except for:

5.1.1. the representations and warranties set forth in each of Sections 3.1, 3.2 and 3.3, which shall survive without time limit;

5.1.2. the tax representation and warranty set forth in Section 3.12, which shall survive until the expiry of the last day upon which any Governmental Authority may, in the absence of fraud or any misrepresentation that is attributable to neglect, carelessness or wilful default, issue an assessment for Taxes owing by rivusTV Ltd in respect of a period ending on or prior to the Effective Time.
After the expiration of such time periods, rivusTV Ltd shall have no further liability hereunder with respect to such representations and warranties except with respect to claims properly made within such time periods.

**5.2. Survival of Representations and Warranties of 30DC Inc**

All representations and warranties made by 30DC Inc in this Agreement shall survive the Closing for a period of two years after the Closing Date. After such period, 30DC Inc shall have no further liability hereunder with respect to such representations and warranties except with respect to claims properly made within such period.

## 6. CONDITIONS PRECEDENT TO CLOSING

**6.1. Conditions for the benefit of 30DC Inc**

The sale by the Shareholders and the purchase by 30DC Inc of the Shares (rivusTV Ltd) is subject to the following conditions, which are for the exclusive benefit of 30DC Inc and which are to be performed or complied with at or prior to the Closing Time:

6.1.1. rivusTV Ltd shall have performed or complied with all of the covenants contained in this Agreement to be performed or complied with by rivusTV Ltd at or prior to the Closing Time;

6.1.2. 30DC Inc shall have completed its due diligence review of the Seller, rivusTV Ltd in accordance with Section 6.3 hereof and be satisfied with the results thereof. The representations, warranties, covenants and agreements set forth in this Agreement shall survive the closing notwithstanding any examination made by or on behalf of 30DC Inc or any knowledge of any of its agents or the acceptance by 30DC Inc of any certificate;

6.1.3. the Shareholders shall have executed an agreement with 30DC Inc and rivusTV Ltd undertaking to sell their Shares to 30DC Inc upon the terms and conditions herein contained;

6.1.4. any indebtedness owing to rivusTV Ltd by any director, officer or shareholder of rivusTV Ltd or owing by rivusTV Ltd to any such Person, shall be reimbursed in full, including without limitation as to principal, interest, fees and penalties (if any), at or before the Closing;

6.1.5. no action or proceeding in Australia will be pending or threatened by any person or Governmental Agency to enjoin, restrict or prohibit the sale and purchase of the Shares contemplated hereby;

6.1.6. all consents, approvals, Orders and authorizations of any Person or Governmental Authorities (or registrations, declarations, filings or recordings with any of them), required for the Closing (other than routine post closing notifications or filings), shall have been obtained or made on or before the Closing Time;

6.1.7. no material adverse change shall have occurred since 1 July 2011 with respect to the Condition of the Business (rivusTV Ltd) and 30DC Inc shall have received immediately prior to Closing a certificate from a senior officer of rivusTV Ltd certifying that this condition has been satisfied;

6.1.8. no court order shall have been entered that prohibits or restricts the Closing. None of the Parties (including 30DC Inc), nor any of their respective directors, officers, employees or agents, shall be a defendant or third party to or threatened with any litigation or proceedings before any court or Governmental Authority which, in the opinion of 30DC Inc, acting reasonably, could prevent or restrict that party from performing any of its obligations in any Closing Document;

6.1.9. all documentation relating to the sale and purchase of the Shares including the Closing Documents relating to the due authorization and completion of such sale and purchase and all actions and proceedings taken on or prior to the Closing in connection with the performance by rivusTV Ltd of its obligations under this Agreement shall be satisfactory to 30DC Inc and its counsel, acting reasonably, and 30DC Inc shall have received copies of the Closing Documents and all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in form (as to certification and otherwise) and substance satisfactory to 30DC Inc and its counsel;

6.1.10. at the Closing Time, all directors and officers of rivusTV Ltd shall have submitted a resignation from all positions with rivusTV Ltd , and a release by each of them as well as rivusTV Ltd of all claims against rivusTV Ltd up to the Closing Time except for (i) current unpaid remuneration and advances made to rivusTV Ltd and (ii) any matters for which such director is entitled to indemnity under the Constitution of rivusTV Ltd and any insurance related thereto; at Closing, rivusTV Ltd shall deliver to 30DC Inc a favorable opinion of rivusTV Ltd's counsel with respect to the transactions contemplated herein;

6.1.11. at Closing, rivusTV Ltd shall deliver or cause to be delivered to 30DC Inc share certificates representing the Shares (rivusTV Ltd) duly endorsed by the Shareholders in blank for transfer, or accompanied by irrevocable security transfer powers of attorney duly executed in blank, which shall be returned to rivusTV Ltd against delivery of one or more new share certificates representing the Shares issued by rivusTV Ltd to 30DC Inc and evidence that 30DC Inc has been entered on the books of rivusTV Ltd as the holder of the Shares; and

6.1.12. the representations and warranties contained in Section 4 shall be true and correct on and as of the Closing Date with the same effect as though made on and as of such date and rivusTV Ltd shall have delivered to 30DC Inc a solemn declaration to such effect, dated such date, provided that the receipt of such solemn declaration and the Closing herein provided for shall not be a waiver of the representations, warranties, covenants and agreements which shall continue in full force and effect as provided herein.

6.1.13. In case any condition to be performed or complied with for the benefit of 30DC Inc at or prior to the Closing Time has not been performed or complied with at or prior to the Closing Time, 30DC Inc, without limiting any other right that 30DC Inc has, may at its sole option, either (i) rescind this Agreement by notice to rivusTV Ltd, and in such event 30DC Inc shall be released from all obligations hereunder; or (ii) waive compliance with any such condition in whole or in part on such terms as may be agreed upon without prejudice to any of its rights of rescission in the event of non-performance or non-compliance with any other condition in whole or in part; and, if

3DDC Inc rescinds this Agreement, rivusTV Ltd shall also be released from all obligations hereunder.

### 6.2. Conditions for the benefit of rivusTV Ltd

The sale by the Shareholders and the purchase by 3DDC Inc of the Shares (rivusTV Ltd) is subject to the following conditions, which are for the exclusive benefit of the Shareholders and which are to be performed or complied with at or prior to the Closing Time:

6.2.1 3DDC Inc shall have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by 3DDC Inc at or prior to the Closing Time;

6.2.2 all documentation relating to the sale and purchase of the Shares (rivusTV Ltd) including the Closing Documents relating to the due authorization and completion of such sale and purchase and all actions and proceedings taken on or prior to the Closing in connection with the performance by 3DDC Inc of its obligations under this Agreement shall be satisfactory to rivusTV Ltd and its counsel, acting reasonably, and the Shareholders shall have received copies of the Closing Documents and all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in form (as to certification and otherwise) and substance satisfactory to rivusTV Ltd and its counsel;

6.2.3 at Closing, 3DDC Inc shall deliver to rivusTV Ltd the common shares issued by 3DDC Inc to all rivusTV Shareholders or provide evidence of the issue of share certificates to rivusTV Ltd Shareholders to the satisfaction of rivusTV Ltd and its counsel in accordance with Section 2.2 hereof; and

6.2.4 the representations and warranties contained in Section 4 shall be true and correct on and as of the Closing Date with the same effect as though made on and as of such date and 3DDC Inc shall have delivered to rivusTV Ltd a solemn declaration to such effect, dated such date, provided that the receipt of such solemn declaration and the Closing herein provided for shall not be a waiver of the representations, warranties, covenants and agreements which shall continue in full force and effect as provided herein.

6.2.5 In case any condition to be performed or complied with for the benefit of the Shareholders at or prior to the Closing Time has not been performed or complied with at or prior to the Closing Time, the Shareholders, without limiting any other right that rivusTV Ltd has, may at its sole option, either (i) rescind this Agreement by notice to 3DDC Inc, and in such event rivusTV Ltd shall be released from all obligations hereunder; or (ii) waive compliance with any such condition in whole or in part on such terms as may be agreed upon without prejudice to any of its rights or rescission in the event of non-performance or non-compliance of any other condition in whole or in part; and, if rivusTV Ltd rescinds this Agreement, 3DDC Inc shall also be released from all obligations hereunder.

### 6.3. Due Diligence

Within 5 Business Days following the execution of this Agreement the Parties shall commence their due diligence and rivusTV Ltd shall establish a shared folder that will serve as a virtual data room and assemble therein the following documents and information relating to the Assets and the Businesses: (i) all corporate records, including without limitation, minute books, (ii) all material contracts, including without limitation, all agreements, all banking documents, (iii) accounts receivable and payable in the forms contemplated as Schedules hereto, and (iv) generally all other documents and information referred to in the representations and warranties of the Parties hereunder, the whole so as to provide each Party with the opportunity to verify same for a period of up to 21 days.

rivusTV Ltd shall make the following persons available to respond to 3DDC Inc's reasonable requests for additional information during normal business hours and upon reasonable prior notice following the commencement of 3DDC Inc's due diligence: Simon Bailey – CEO and John Aruncell - COO; provided,

however, that 30DC Inc shall not communicate with any other employee, director, officer or agent of rivusTV Ltd, without rivusTV Ltd's prior written consent.

30DC Inc shall make the following persons available to respond to rivusTV Ltd's reasonable requests for additional information during normal business hours and upon reasonable prior notice following the commencement of rivusTV Ltd's due diligence: Clinton Carey – COO and Andrew Landeryou – Adviser provided, however, that rivusTV Ltd shall not communicate with any other employee, director, officer or agent of 30DC Inc without 30DC Inc's prior written consent.

Both Parties shall advise the other Party in writing not later than the 21 days following commencement of the due diligence process of their decision to proceed or not to Closing. Subject to their being no outstanding information requests or questions, with respect to which information requests or questions 3 days will be allowed for review, should either Party fail to so advise the other Party within 21 days following commencement of the due diligence process, the Party failing to notify shall be deemed to have advised the other Party that the non-notifying Party wishes to proceed to Closing.

## 7. CLOSING AND CLOSING DOCUMENTS

### 7.1. Closing

The sale and purchase of the Shares shall be completed at the Closing Time at the offices of rivusTV Ltd Suite 709, 198 Harbour Esplanade Docklands Victoria 3008 Australia. For greater clarity, it is specified that the Closing shall automatically take place on the Closing Date, unless 30DC Inc gives written notice to rivusTV Ltd at least 24 hours prior to the date and time set for the Closing that one or more of the conditions precedent set forth in Section 6.1 hereof has or have not been satisfied, giving details as to what is missing or unsatisfactory

## 8. GENERAL

### 8.1. Expenses

Each party shall pay all expenses it incurs in authorizing, preparing, executing and performing this Agreement and the transactions contemplated hereunder, whether or not the Closing occurs, including all fees and expenses of its legal counsel, bankers, investment bankers, brokers, accountants or other representatives or consultants.

### 8.2. Commission

Each party represents and warrants to the other party that such other party will not be liable for any brokerage commission, finder's fee or other similar payment in connection with the transactions contemplated hereby because of any action taken by, or agreement or understanding reached by either party other than as disclosed prior to the signing of this agreement or as subsequently agreed in written engagement agreements with fundraising agents, signed by both parties.

### 8.3. Time

Time is of the essence of each provision of this Agreement.

### 8.4. Notices

Any notice, demand or other communication (in this Section, a "notice") required or permitted to be given or made hereunder shall be in writing and shall be sufficiently given or made if:

8.4.1. delivered in person during normal business hours on a Business Day and left with a receptionist or other responsible employee of the relevant party at the applicable address set forth below;

8.4.2. sent by prepaid first class mail; or

8.4.3. sent by any electronic means of sending messages, including telex or facsimile transmission, which produces a paper record ("Transmission") during normal business hours on a Business Day charges prepaid and confirmed by prepaid first class mail; and

in the case of a notice to nvus IV Ltd, addressed to it at:

nvus IV Ltd
Suite 709, 198 Harbour Esplanade
Docklands Victoria 3008
Attention: Simon Bailey or John Arundel
Fax No.: +61 3 9670 4665

and in the case of a notice to 30DC Inc, addressed to it at:
30DC Inc
Attention: Clinton Carey
Fax No.: +61 488 777 748

Each notice sent in accordance with this Section shall be deemed to have been received, either on the day it was delivered, or on the second Business Day after it was mailed (excluding each Business Day during which there existed any general interruption of postal services due to strike, lockout or other cause), or on the same day that it was sent by Transmission, or on the first Business Day thereafter if the day on which it was sent by Transmission was not a Business Day, as the case may be. Any party may change its address for notice by giving notice to the other Parties in the manner set out above.

**8.5. Public Announcements**

Before the Closing Date, no party shall make any public statement or issue any press release concerning the transactions contemplated by this Agreement except as may be necessary, in the opinion of counsel to the party making such disclosure, to comply with the requirements of all Applicable laws. If any such public statement or release is so required, the party making such disclosure shall consult with the other Parties prior to making such statement or release, and the Parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such statement or release which is satisfactory to all Parties.

**8.6. Assignment**

Neither party may assign any rights or benefits under this Agreement, including the benefit of any representation or warranty, to any Person. Each party agrees to perform its obligations under this Agreement itself, and not to arrange in any way for any other Person to perform those obligations. No assignment of benefits or arrangement for substituted performance by one party shall be of any effect against the other party except to the extent that other party has consented to it in writing. Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of amalgamation or statutory arrangement of any party).

**8.7. Further Assurances**

Each party shall do such acts and shall execute such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of such acts and will cause the execution of such further documents as are within its power as any other party may in writing at any time and from time to time reasonably request be done and or executed, in order to give full effect to the provisions of each Closing Document.

**8.8. Counterparts**

This Agreement may be executed in any number of counterparts. Each executed counterpart shall be deemed to be an original. All executed counterparts taken together shall constitute one agreement.

**8.9. Facsimile Execution.**

To evidence the fact that it has executed this Agreement, a party may send a copy of its executed counterpart to all other Parties by facsimile transmission. That party shall be deemed to have executed this Agreement on the date it sent such facsimile transmission. In such event, such party shall forthwith deliver to the other party the counterpart of this Agreement executed by such party.

IN WITNESS WHEREOF, each party to this agreement has caused it to be executed at [place of execution] on the date indicated above.

| rivusTV Ltd | 30DC Inc |
|---|---|
| Authorized Signature | Authorized Signature |
| Simon Bailey - CEO | Edward Dale - C.E.O |
| Print Name and Title | Print Name and Title |

Simon Bailey

Digitally signed by Simon Bailey
DN: cn=Simon Bailey, o=rivusTV Ltd, ou,
email=simon.bailey@rivustv.com, c=AU
Date: 2011.08.24 17:08:05 +10'00'

SCHEDULE A – ASSETS – RIVUSTV LTD

SCHEDULE B – CONTRACTS & AGREEMENTS

SCHEDULE C – EQUIPMENT

SCHEDULE D – EQUIPMENT LEASES

Photocopier/printer
Servers – Cari web

SHCEDULE E – FINANCIAL STATEMENTS – RIVUSTV LTD

SCHEDULE F – INTELLECTUAL PROPERTY

## SCHEDULE G – LEASES

Suite 702, 198
Suites 708,709 & 710

SCHEDULE H – ACCOUNTS RECEIVABLE & PAYABLE – RIVUSTV LTD

## SCHEDULE I – BANK ACCOUNT DETA LS

Westpac – ops
Westpac – rev
Westpac – PPV
Westpac – term deposit

Nab

Paypal

SCHEDULE J – DIRECTORS/OFFICERS

SCHEDULE K – SHARE REGISTER – RIVUSTV LTD

M Joyce – August Note
M Joyce – Feb Note

(depending on timing)
Julie Raffe
Henry Pinskier
Peter Marks
Peter Leggett
Fulton Peak Pty Ltd
Wynrose Pty Ltd
Paul Evans

SCHEDULE L – EMPLOYEES

SCHEDULE M – CONTRACTORS

SCHEDULE N – SHARE REGISTER – 30DC INC

SCHEDULE O – FINANCIALS STATEMENTS – 30DC INC

SCHEDULE P – ACCOUNTS PAYABLE & RECE VABLE – 30DC INC

SCHEDULE Q – ASSETS – 30DC INC